                                                                    Exhibit 4(a)



                                    AMENDMENT NO. 2 entered into as of April 30,
                           1999 (this "AMENDMENT"), to the Credit Agreement dated as of February 12, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Magellan Health Services, Inc., a Delaware corporation (the "PARENT BORROWER"); Charter Behavioral Health System of New Mexico, Inc., a New Mexico corporation; Merit Behavioral Care Corporation, a Delaware corporation; each other wholly owned domestic subsidiary of the Parent Borrower that becomes a "Subsidiary Borrower" pursuant to Section 2.23 of the Credit Agreement (each, a "SUBSIDIARY BORROWER" and, collectively, the "SUBSIDIARY BORROWERS" (such term is used herein as modified in Article I of the Credit Agreement); the Parent Borrower and the Subsidiary Borrowers are collectively referred to herein as the "BORROWERS"); the Lenders (as defined in Article I of the Credit Agreement); The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, as collateral agent (in such capacity the "COLLATERAL AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK"); First Union National Bank, a national banking corporation, as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK"); and Credit Lyonnais New York Branch, a licensed branch of a bank organized and existing under the laws of the Republic of France, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK" and, together with The Chase Manhattan Bank and First Union National Bank, each in its capacity as an issuing bank, the "ISSUING BANKS").

                  A. The Lenders and the Issuing Banks have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

                  B. The Parent Borrower has requested that the Required Lenders amend certain provisions of the Credit Agreement as set forth herein.

                  C. The Required Lenders are willing so to amend such provisions of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

                  D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. AMENDMENT TO SECTION 2.13. Section 2.13 of the Credit Agreement is hereby amended by replacing the figure "100%" in paragraph
(d) thereof with the figure "75%".

                  SECTION 2. AMENDMENT TO SECTION 2.23. Section 2.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           SECTION 2.23. ADDITIONAL BORROWERS. The parties
                  hereto agree that any wholly owned Domestic Subsidiary Guarantor that is not a Borrower as of the Closing Date, or that ceases to be a Borrower after the Closing Date, may enter into and become a party to this Agreement by executing a New Borrower Agreement. Upon execution and delivery after the date hereof by the Administrative Agent, the Collateral Agent and such a Domestic Subsidiary Guarantor of a New Borrower Agreement, such Domestic Subsidiary Guarantor shall become a Borrower hereunder to the extent provided in the New Borrower Agreement. The Parent Borrower may terminate any Subsidiary Borrower's interests, rights and obligations under this Agreement in respect of (a)(i) all outstanding Term Loans and
                  (ii) all Revolving Loans made to, or Letters of Credit issued for the account of, any Borrowers other than such Subsidiary Borrower or (b) all Term Loans, Revolving Loans and Letters of Credit, in each case to the extent provided in a Subsidiary Borrower Termination executed and delivered by the Parent Borrower to the Administrative Agent with respect to such Subsidiary Borrower, PROVIDED that (x) no such Subsidiary Borrower subject to any such termination shall cease to be a Guarantor for so long as it shall remain a Subsidiary, except as otherwise provided in the Guarantee Agreement, and (y) in the case of any such termination pursuant to clause (b) above, such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Subsidiary Borrower Termination pursuant to clause (b) above will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Revolving Loan to such Subsidiary Borrower, or any letter of credit issued for the account of such Subsidiary Borrower, shall be outstanding hereunder. The execution and delivery of a New Borrower Agreement or a Subsidiary Borrower Termination shall not require the consent of any other Borrower hereunder. The rights and obligations of each Borrower hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower or termination of any Borrower as a party to this Agreement.

                  SECTION 3. AMENDMENTS TO SECTION 5.04. Section 5.04 of the Credit Agreement is hereby amended by replacing the words "Green Spring, Merit, Human Affairs International, Incorporated, National Mentor, Inc. and such other material Subsidiaries" in paragraphs (a) and (b) thereof with the words "the Behavioral Managed Care, Specialty Managed Care and Human Services business segments of the Parent Borrower and such other material business segments of the Parent Borrower".

                  SECTION 4. AMENDMENT TO SECTION 9.17. Section 9.17 of the Credit Agreement is hereby amended by deleting the first sentence of paragraph
(a) thereof and substituting the following sentence therefor:

                  "Each Borrower agrees that it shall, jointly with the other Borrowers and severally, be liable for (a) all the Obligations or (b) in the case of any Subsidiary Borrower that is the subject of a New Borrower Agreement or Subsidiary Borrower Termination, the Obligations specified in Section 1 of the New Borrower Agreement or Subsidiary Borrower Termination, as the case may be, most recently delivered in respect of such Subsidiary Borrower."

                  SECTION 5. AMENDMENTS TO FORMS OF NEW BORROWER AGREEMENT AND SUBSIDIARY BORROWER TERMINATION. The Form of New Borrower Agreement set forth as

Exhibit C-2 to the Credit Agreement and the Form of Subsidiary Borrower Termination set forth as Exhibit C-3 to the Credit Agreement are hereby amended by deleting such Forms in their entirety and substituting therefor the Form of New Borrower Agreement and Form of Subsidiary Borrower Termination set forth as
Schedule 1 and Schedule 2 hereto, respectively.

                  SECTION 6. AMENDMENT TO SCHEDULE 1.01(d). Schedule 1.01(d) to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting therefor the Schedule 1.01(d) set forth as Schedule 3 hereto.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

                  (a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms.

                  (b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) On the date hereof and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                  SECTION 8. AMENDMENT FEE. In consideration of the agreements of the Required Lenders contained in this Amendment, the Parent Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 12:00 p.m., New York City time, on the date first above written, an amendment fee (the "AMENDMENT FEE") in an amount equal to 0.05% of the sum of such Lender's outstanding Term Loans and Revolving Credit Commitment as of such date.

                  SECTION 9. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first above written (PROVIDED that Sections 2, 4 and 5 hereof shall become effective as of September 30, 1998) when the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders and (b) the Amendment Fees.

                  SECTION 10. CREDIT AGREEMENT. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be a Loan Document for all purposes.

                  SECTION 11. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

                  SECTION 12. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

                  SECTION 13. EXPENSES. The Parent Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                  MAGELLAN HEALTH SERVICES, INC.,

                                      by
                                         -------------------------------
                                          Name:
                                          Title:


                                  CHARTER BEHAVIORAL HEALTH SYSTEM OF
                                  NEW MEXICO, INC.,

                                      by
                                         -------------------------------
                                          Name:
                                          Title:


                                  MERIT BEHAVIORAL CARE CORPORATION,

                                      by
                                         -------------------------------
                                          Name:
                                          Title:


                                  THE CHASE MANHATTAN BANK, individually
                                  and as Administrative Agent, Collateral Agent and an Issuing Bank,

                                      by
                                         -------------------------------
                                          Name:
                                          Title:


                                  FIRST UNION NATIONAL BANK,
                                  individually and as Syndication Agent and an Issuing Bank,

                                      by
                                         -------------------------------
                                          Name:
                                          Title:

                                  CREDIT LYONNAIS NEW YORK BRANCH,
                                  individually and as Documentation Agent and an Issuing Bank,

                                      by
                                          -------------------------------------
                                          Name:
                                          Title:

To Approve the Amendment:

Name of Institution
                    --------------------------
    by
       -----------------------------
        Name:
        Title: